Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2022 FIRST QUARTER

New York, NY, May 5, 2022 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended March 31, 2022.
Financial Highlights:

Q1 2022 Consolidated Results
▪Q1 Revenue of $843 million up 19.4% YoY; slightly exceeded high end of guidance range of up approximately 17%-19%
▪GAAP Operating income of $12 million vs. Operating loss of $76 million in Q1 2021
▪Consolidated Adjusted EBITDA of $145 million increased 42% YoY
•Consolidated Adjusted EBITDA margin of 17.2%, up 275 bps from 14.5% in Q1 2021
▪Cash Flows from operating activities of $(52) million
▪Free Cash Flow of $(75) million
•Driven primarily by 2021 bonus and other variable compensation payments paid out in Q1 2022

Q1 2022 Digital Audio Group Continues Strong Growth and Profit Trajectory
▪Digital Audio Group Revenue of $214 million up 36% YoY
•Podcast Revenue of $69 million up 79% YoY
•Digital Revenue excluding Podcast of $146 million up 22% YoY
▪Segment Adjusted EBITDA of $53 million increased 31% YoY
•Digital Audio Group Adjusted EBITDA margin of 24.5% decreased 90 bps from 25.4% in Q1 2021 due to targeted investments to drive future growth
▪Digital Audio Group contributed 25% of Company Revenue
Q1 2022 Multiplatform Group Momentum Accelerates
▪Multiplatform Group Revenue of $571 million up 15% YoY
▪Segment Adjusted EBITDA of $134 million increased 28% YoY
•Multiplatform Group Adjusted EBITDA margin of 23.4%, up 240 bps from 21.0% in Q1 2021

Guidance
▪Q2 Consolidated Revenue expected to increase by approximately 10%-14% YoY
▪April Consolidated Revenue up approximately 8% YoY
•May and June Consolidated Revenue currently pacing up in the mid to high teens YoY
▪Q2 Consolidated Adjusted EBITDA expected to be $225 million to $245 million
▪Expect to make significant progress in 2022 towards the previously announced Net Debt to Adjusted EBITDA ("net leverage") target of approximately 4x

Statement from Senior Management

"We’re pleased to report another quarter of strong results, and believe our performance is further evidence of the successful execution of our digital transformation and multiplatform strategy, and the power of our position as the #1 audio company in America across broadcast radio, digital radio, and podcasting” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “We remain committed to building on iHeart’s transformation into a data-led, digitally-focused business; to investing in areas with high growth potential; and to continuing our focus on innovation and being at the forefront of new technologies and digital platforms which create incremental growth opportunities for Audio."

"Bob and I are pleased that the company performed well this quarter, with Adjusted EBITDA of $145 million, and consolidated revenues up 19.4% year-over year -- slightly exceeding the high end of the revenue guidance range we provided -- despite external factors that have been impacting the economy,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc. “We remain focused on continuing Adjusted EBITDA margin expansion, the generation of Free Cash Flow and making progress toward reducing our net leverage to 4x.”

Consolidated Results of Operations
First Quarter 2022 Consolidated Results
Our consolidated revenue increased $136.8 million, or 19.4%, during the three months ended March 31, 2022 compared to the same period of 2021. The increase in Consolidated revenue is attributable to the continued recovery from the macroeconomic effects of COVID-19 and the continuing growth of our operating businesses. Multiplatform revenue increased $73.3 million, or 14.7%, primarily resulting from strengthening demand for broadcast advertising and the return of live events compared to the first quarter of 2021. Digital Audio revenue increased $56.7 million, or 36.0%, driven primarily by continuing increases in demand for digital advertising and the continued growth of podcasting. Audio & Media Services revenue increased $5.7 million primarily due to the continued recovery from the impact of COVID-19.
Consolidated direct operating expenses increased $37.7 million, or 12.9%, during the three months ended March 31, 2022 compared to the same period of 2021. The increase in direct operating expenses was primarily driven by higher variable content costs resulting from our significant increase in revenue, including profit sharing expenses, third-party digital costs, and production costs related to the return of local and national live events.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $42.0 million, or 12.3%, during the three months ended March 31, 2022 compared to the same period of 2021. The increase in Consolidated SG&A expenses was driven primarily by higher national trade and barter expenses, including the impact of the timing of the iHeartRadio Music Awards, increased sales commission expenses as a result of higher revenue, and increased employee compensation costs related to increased workforce due to the investments in key infrastructure to support our growing digital operations.
Our consolidated GAAP Operating income was $12.3 million as compared to Operating loss of $76.4 million in the first quarter of 2021, which was driven by the continued recovery from the impact of COVID-19 on our businesses.
Adjusted EBITDA increased to $145.2 million compared to $102.2 million in the prior-year period.
The Company used $(52.2) million of cash for operating activities, compared to $71.7 million provided by operating activities in the prior-year period, and Free Cash Flow was $(74.8) million, compared to $52.8 million in the prior-year period primarily due to an increase in the payment of bonuses and other variable compensation in the first quarter of 2022. The Company did not pay bonuses to the vast majority of employees in the first quarter of 2021.

Business Segments: Results of Operations
First Quarter 2022 Multiplatform Group Results

(In thousands)	Three Months Ended March 31,		%
	2022	2021	Change
Revenue	$571,160	$497,897	14.7%
Operating expenses[1]	437,253	393,106	11.2%
Segment Adjusted EBITDA	$133,907	$104,791	27.8%
Segment Adjusted EBITDA margin	23.4%	21.0%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group increased $73.3 million, or 14.7% YoY, primarily as a result of the continued recovery from the impact of the COVID-19 pandemic. Broadcast revenue grew $57.9 million, or 16.2% YoY, driven by higher spot revenue as well as higher trade and barter revenue including the impact of the timing of the iHeartRadio Music Awards Show, while Networks grew $2.5 million, or 2.1% YoY. Revenue from Sponsorship and Events increased by $11.2 million, or 50.1% YoY, primarily as a result of the return of live events.

Operating expenses increased $44.1 million, or 11.2% YoY, driven primarily by higher trade and barter expense and event costs in connection with the return of live events including the impact of the timing of the iHeartRadio Music Awards Show, as well as higher sales commissions in connection with the increase in revenue. The increase was also impacted by the employee retention credit recognized in the first quarter of 2021 related to the CARES Act.

Segment Adjusted EBITDA Margin increased substantially YoY to 23.4% from 21.0%.

First Quarter 2022 Digital Audio Group Results

(In thousands)	Three Months Ended March 31,		%
	2022	2021	Change
Revenue	$214,219	$157,553	36.0%
Operating expenses[1]	161,711	117,542	37.6%
Segment Adjusted EBITDA	$52,508	$40,011	31.2%
Segment Adjusted EBITDA margin	24.5%	25.4%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $56.7 million, or 36.0% YoY. Digital, excluding Podcast revenue, grew $26.5 million, or 22.2% YoY, driven by increased demand for digital advertising. Podcast revenue increased by $30.2 million, or 78.7% YoY, driven by higher revenues from the development of new podcasts as well as growth from existing podcasts. Digital Audio Group revenue increased as a result of general increased demand for digital advertising and the growing popularity of podcasting.

Operating expenses increased $44.2 million, or 37.6% YoY, in connection with our Digital Audio Group’s significant revenue growth, including the impact of higher variable sales commissions, higher content and profit share expenses due to higher revenue and the development of new podcasts. In addition, operating expenses increased due to increased headcount resulting from our investments in key infrastructure to support our growing digital operations.

Segment Adjusted EBITDA Margin decreased YoY to 24.5% from 25.4%, primarily due to targeted investments to support future growth.

First Quarter 2022 Audio & Media Services Group Results

(In thousands)	Three Months Ended March 31,		%
	2022	2021	Change
Revenue	$60,857	$55,137	10.4%
Operating expenses[1]	44,470	39,788	11.8%
Segment Adjusted EBITDA	$16,387	$15,349	6.8%
Segment Adjusted EBITDA margin	26.9%	27.8%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group increased $5.7 million, or 10.4% YoY, due to the continued recovery from the impact of the COVID-19 pandemic.

Operating expenses increased $4.7 million, or 11.8% YoY, primarily as a result of higher variable employee compensation and bad debt expense.

Segment Adjusted EBITDA Margin decreased YoY to 26.9% from 27.8%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended March 31,
	2022	2021
Revenue	$843,458	$706,665
Operating income (loss)	$12,335	$(76,356)
Adjusted EBITDA[1]	$145,218	$102,247
Net loss	$(48,739)	$(242,056)
Cash provided by (used for) operating activities[2]	$(52,212)	$71,728
Free cash flow[1,2]	$(74,769)	$52,778
Free cash flow including net proceeds from real estate sales[1,2]	$(71,403)	$52,778

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments from operations of $76.1 million in the three months ended March 31, 2022, compared to $82.8 million in the three months ended March 31, 2021.

Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of March 31, 2022, we had $279.7 million of cash on our balance sheet. For the three months ended March 31, 2022, cash used for operating activities was $52.2 million, cash used for investing activities was $19.7 million and cash used for financing activities was $0.5 million.
Capital expenditures for the three months ended March 31, 2022 were $22.6 million compared to $19.0 million in the three months ended March 31, 2021. Capital expenditures during the three months ended March 31, 2022 increased primarily due to our real estate consolidation initiatives aimed at reducing our structural cost base.

As of March 31, 2022, the Company had $5,740.1 million of total debt and $5,460.5 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, with the exception of our asset-backed loan facility (our "ABL"), which matures in 2023, providing structural resilience.
The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement as advertising demand continues to normalize.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended March 31,		%
	2022	2021	Change
Broadcast Radio	$416,481	$358,536	16.2%
Networks	117,558	115,086	2.1%
Sponsorship and Events	33,601	22,393	50.1%
Other	3,520	1,882	87.0%
Multiplatform Group[1]	571,160	497,897	14.7%
Digital ex. Podcast	145,675	119,201	22.2%
Podcast	68,544	38,352	78.7%
Digital Audio Group	214,219	157,553	36.0%
Audio & Media Services Group[1]	60,857	55,137	10.4%
Eliminations	(2,778)	(3,922)
Revenue, total	$843,458	$706,665	19.4%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and in Consolidated increased by 14.4% and 19.1% for the three months ended March 31, 2022 compared to the three months ended March 31, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 10.8% for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on May 5, 2022, at 4:30 p.m. Eastern Time. The conference call number is (833) 350-1328 (U.S. callers) and +1 (236) 389-2425 (International callers) and the passcode for both is 7761805. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 585-8367 (U.S. callers) and +1 (416) 621-4642 (International callers) and the passcode for both is 7761805. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and 2,000 devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about expectations regarding economic recovery and the recovery of advertising revenue, expectations regarding the Company's digital transformation, financial performance of our segments, our expected costs and, savings of our modernization initiatives and other capital and operating expense reduction initiatives, our business plans, strategies and initiatives, our expectations about certain markets and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; information technology and cyber-security risks; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended March 31,		%
	2022	2021	Change
Revenue	$843,458	$706,665	19.4%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	330,524	292,813	12.9%
Selling, general and administrative expenses (excludes depreciation and amortization)	384,344	342,330	12.3%
Depreciation and amortization	114,051	107,363	6.2%
Impairment charges	1,334	37,744	(96.5)%
Other operating expense, net	870	2,771
Operating income (loss)	$12,335	$(76,356)
Depreciation and amortization	114,051	107,363
Impairment charges	1,334	37,744
Other operating expense, net	870	2,771
Share-based compensation expense	5,535	5,685
Restructuring expenses	11,093	25,040
Adjusted EBITDA[1]	$145,218	$102,247	42.0%
Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended March 31,
	2022	2021
Revenue	$843,458	$706,665
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	330,524	292,813
Selling, general and administrative expenses (excludes depreciation and amortization)	384,344	342,330
Depreciation and amortization	114,051	107,363
Impairment charges[1]	1,334	37,744
Other operating expense, net	870	2,771
Operating income (loss)	12,335	(76,356)
Interest expense, net	79,219	85,121
Gain (loss) on investments, net	(1,765)	191
Equity in loss of nonconsolidated affiliates	(29)	(28)
Other expense, net	(270)	(807)
Loss before income taxes	(68,948)	(162,121)
Income tax benefit (expense)	20,209	(79,935)
Net loss	(48,739)	(242,056)
Less amount attributable to noncontrolling interest	(157)	(333)
Net loss attributable to the Company	$(48,582)	$(241,723)
1 Impairment charges in the three months ended March 31, 2022 includes $1.2 million related to impairments of right-of-use assets and $0.1 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives aimed at reducing our structural cost base. During the three months ended March 31, 2021, the Company recognized impairment charges of $28.8 million related to right-of-use assets and $8.9 million related to leasehold improvements also as a result of the proactive decisions by management discussed above.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for March 31, 2022 and December 31, 2021:

(In millions)	March 31, 2022	December 31, 2021
Cash	$279.7	$352.1
Total Current Assets	1,315.9	1,472.9
Net Property, Plant and Equipment	749.1	782.1
Total Assets	8,627.0	8,881.3
Current Liabilities (excluding current portion of long-term debt)	687.1	848.7
Long-term Debt (including current portion of long-term debt)	5,740.1	5,738.9
Stockholders' Equity	872.0	915.8

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three months ended March 31, 2022 and 2021, and Net Debt as of March 31, 2022. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss (gain) on investments, net, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define the Net Debt to Adjusted EBITDA ratio as Net Debt divided by Adjusted EBITDA. The Company uses the Net Debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending June 30, 2022 and net leverage guidance for December 31, 2022, which reflects anticipated Adjusted EBITDA for the year ending December 31, 2022 and net debt as of December 31, 2022. Our Earnings Call on May 5, 2022 may present guidance that includes Adjusted EBITDA and Free Cash Flow. A full reconciliation of the forecasted Adjusted EBITDA, Free Cash Flow and net debt on a non-GAAP basis to its most-directly comparable GAAP metrics, cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2022	2021
Operating income (loss)	$12,335	$(76,356)
Depreciation and amortization	114,051	107,363
Impairment charges[1]	1,334	37,744
Other operating expense, net[2]	870	2,771
Share-based compensation expense	5,535	5,685
Restructuring expenses	11,093	25,040
Adjusted EBITDA	$145,218	$102,247

1 Impairment charges in the three months ended March 31, 2022 and 2021 includes $1.2 million and $28.8, respectively, related to impairments of right-of-use assets and $0.1 million and $8.9 million, respectively, related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives aimed at reducing our structural cost base.
2 Increase in Other operating expense, net is driven by net losses recognized in relation to sales of real estate.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2022	2021
Net loss	$(48,739)	$(242,056)
Income tax (benefit) expense	(20,209)	79,935
Interest expense, net	79,219	85,121
Depreciation and amortization	114,051	107,363
EBITDA	$124,322	$30,363
(Gain) loss on investments, net	1,765	(191)
Other expense, net	270	807
Equity in loss of nonconsolidated affiliates	29	28
Impairment charges	1,334	37,744
Other operating expense, net	870	2,771
Share-based compensation expense	5,535	5,685
Restructuring expenses	11,093	25,040
Adjusted EBITDA	$145,218	$102,247

Reconciliation of Cash Provided By (Used For) Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended March 31,
	2022	2021
Cash provided by (used for) operating activities	$(52,212)	$71,728
Purchases of property, plant and equipment	(22,557)	(18,950)
Free cash flow	(74,769)	52,778
Net proceeds from real estate sales[1]	3,366	—
Free cash flow including net proceeds from real estate sales	$(71,403)	$52,778
1 During the three months ended March 31, 2022, we continued to deploy capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended March 31,		% Change
	2022	2021
Consolidated revenue	$843,458	$706,665	19.4%
Excluding: Political revenue	(9,163)	(6,071)
Consolidated revenue, excluding political	$834,295	$700,594	19.1%

Multiplatform Group revenue	$571,160	$497,897	14.7%
Excluding: Political revenue	(5,665)	(3,410)
Multiplatform Group revenue, excluding political	$565,495	$494,487	14.4%

Digital Audio Group revenue	$214,219	$157,553	36.0%
Excluding: Political revenue	(1,275)	(463)
Digital Audio Group revenue, excluding political	$212,944	$157,090	35.6%

Audio & Media Group Services revenue	$60,857	$55,137	10.4%
Excluding: Political revenue	(2,223)	(2,198)
Audio & Media Services Group revenue, excluding political	$58,634	$52,939	10.8%

Reconciliation of Total Debt to Net Debt

(In thousands)	March 31, 2022
Current portion of long-term debt	$719
Long-term debt	5,739,421
Total debt	$5,740,140
Less: Cash and cash equivalents	279,683
Net debt	$5,460,457

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2022
Revenue	$571,160	$214,219	$60,857	$—	$(2,778)	$843,458
Operating expenses(1)	437,253	161,711	44,470	57,584	(2,778)	698,240
Adjusted EBITDA	$133,907	$52,508	$16,387	$(57,584)	$—	$145,218
Adjusted EBITDA margin	23.4%	24.5%	26.9%			17.2%
Depreciation and amortization						(114,051)
Impairment charges						(1,334)
Other operating expense, net						(870)
Share-based compensation expense						(5,535)
Restructuring expenses						(11,093)
Operating income						$12,335
Operating margin						1.5%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2021
Revenue	$497,897	$157,553	$55,137	$—	$(3,922)	$706,665
Operating expenses(1)	393,106	117,542	39,788	57,904	(3,922)	604,418
Adjusted EBITDA	$104,791	$40,011	$15,349	$(57,904)	$—	$102,247
Adjusted EBITDA margin	21.0%	25.4%	27.8%			14.5%
Depreciation and amortization						(107,363)
Impairment charges						(37,744)
Other operating expense, net						(2,771)
Share-based compensation expense						(5,685)
Restructuring expenses						(25,040)
Operating loss						$(76,356)
Operating margin						(10.8)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2021
Revenue	$726,292	$273,230	$65,567	$—	$(3,070)	$1,062,019
Operating expenses(1)	477,573	174,007	47,618	71,726	(3,070)	767,854
Adjusted EBITDA	$248,719	$99,223	$17,949	$(71,726)	$—	$294,165
Adjusted EBITDA margin	34.2%	36.3%	27.4%			27.7%
Depreciation and amortization						(126,009)
Impairment charges						(8,343)
Other operating expense, net						(4,829)
Share-based compensation expense						(5,962)
Restructuring expenses						(26,046)
Operating income						$122,976
Operating margin						11.6%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.